Exhibit 99.1

EdTechX HoldinGs acquistion corp. ii RECEIVES NASDAQ NOTIFICATION OF NON-COMPLIANCE WITH LISTING RULES

LONDON, England – May 28, 2021 - EdtechX Holdings Acquisition Corp. II (NASDAQ: EDTX) ("EdTechX" or the "Company"), a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities, announced that on May 26, 2021, it received a letter from the Listing Qualifications Department of the Nasdaq Stock Market ("NASDAQ") advising the Company that the Company does not comply with NASDAQ’s Listing Rule 5250(c)(1) for continued listing because NASDAQ has not received the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021 (the “Form 10-Q”). NASDAQ has informed the Company that it has until July 26, 2021 to submit a plan to regain compliance with respect to this delinquent report. If NASDAQ approves the Company's plan, it has the discretion to grant the Company an extension of up to 180 calendar days from the due date of the Form 10-Q (or until November 22, 2021) to regain compliance.

On April 12, 2021, the Staff of the U.S. Securities and Exchange Commission (the “SEC”) issued the “Staff Statement on Accounting and Reporting Considerations for Warrants Issued by Special Purpose Acquisition Companies (“SPACs”)” (the “SEC Statement”), which clarified guidance for all SPAC-related companies regarding the accounting and reporting for their warrants. As a SPAC, the Company has been re-evaluating the accounting treatment of its warrants as equity, and determining whether, based on the SEC Statement, such warrants should be, and should previously have been, classified as liabilities measured at fair value, with non-cash fair value adjustments recorded in earnings at each reporting period. Because the Company does not have full-time accounting and administrative staff, it is reliant on third party accountants to perform this evaluation in order to inform the Company’s determination. The SEC Statement has given rise to significantly increased demand for the services of third-party accountants, delaying resolution of this issue and finalization of the Form 10-Q.

The Company is working diligently to complete the Form 10-Q. If the Company is unable to file the Form 10-Q by July 26, 2021, it intends to file a plan to regain compliance with NASDAQ. This notification has no immediate effect on the listing of the Company's securities on NASDAQ. There can be no assurance, however, that the Company will be able to regain compliance with the listing requirements discussed above or otherwise satisfy the other NASDAQ listing criteria.

About EdTechX Holdings Acquisition Corp. II

EdtechX Holdings Acquisition Corp. II is a blank check company formed for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward Looking Statements

This press release includes certain “forward-looking” statements, as that term is defined under the federal securities laws. Forward-looking statements include, among others, statements about the Company’s plans to restate its consolidated financial statements and amend prior SEC filings, the timing of such restatement, and the restatement’s effect on the Company’s prior consolidated financial statements. These statements are often, but not always, made through the use of words or phrases such as “may,” “will,” “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “predict,” “potential,” “opportunity,” and similar words or phrases or the negatives of these words or phrases. These forward-looking statements are based on the Company’s current assumptions, expectations, and beliefs and are subject to substantial risks, estimates, assumptions, uncertainties, and changes in circumstances that may cause actual results, performance, or achievements to differ materially from those expressed or implied in any forward-looking statement, including, among others, the timing and nature of the final resolution of the accounting issues necessary to complete the Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2021; any further delay in the filing of required periodic reports with the SEC; whether a restatement of financial results will be required for other accounting issues for the same or other periods in addition to the restatement currently expected by management; additional uncertainties related to accounting issues generally; and adverse effects on the Company’s business as a result of the restatement process. In addition, please refer to the risk factors contained in the Company’s SEC filings. Because the risks, estimates, assumptions and uncertainties referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements, you should not place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date hereof, and, except as required by law, the Company assumes no obligation and does not intend to update any forward-looking statement to reflect events or circumstances after the date hereof.

Investor Relations:

Benjamin Vedrenne-Cloquet

Chief Executive Officer

EdtechX Holdings Acquisition Corp. II

22 Soho Square

London, W1D 4NS, United Kingdom

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